Exhibit 99.1

News Release

ACCO BRANDS CORPORATION REPORTS
SECOND QUARTER 2007 RESULTS
•	Net sales increase to $464.9 million

•	Net income increases to $0.08 per share from $(0.18) per share

•	Adjusted net income increases to $0.21 per share from $0.06 per share

•	Adjusted operating margins improve 300 basis points

•	Reiterates expectations for 2007
LINCOLNSHIRE, ILLINOIS, August 6, 2007 — ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its second quarter and six month results for the period ending June 30, 2007.
“ACCO Brands grew both its top and bottom lines in the second quarter,” said David D. Campbell, chairman and chief executive officer. “This performance reflects the continued progress we are making in positioning ACCO Brands for consistent long-term growth and profitability. Despite a challenging environment, we drove sales growth across all of our segments, excluding exited businesses. We are particularly pleased with the gains in our Computer Products segment which is benefiting from new product penetration and solid share gains in international markets, a key focus of our growth plan.
“Our adjusted operating income grew nearly 80% compared to last year. Even while we have continued to invest in the business to drive sales and improve our distribution infrastructure, the expected integration synergies are taking hold on schedule,” Campbell continued. “These synergies, combined with the favorable impact of price increases and shifts in our product mix, drove improvement in adjusted gross margin for the fourth consecutive quarter. By all accounts, the second quarter was a very strong period for the business.
“It is also important to note that June 2007 marked the half-way point of the 36-month merger integration program we began executing at the beginning of 2006,” Campbell said. “I am very pleased with our progress and confident that we are meeting the specific stated goals according to the originally anticipated schedule. We have laid a solid foundation for continued improvements over the next 18 months and believe the end result will be a very strong global business, consistent growth, and enhanced shareholder value over the long-term.”
Second Quarter Results
Second quarter net sales increased to $464.9 million, from $462.6 million, reflecting broad-based strength across key areas, despite the exit from certain non-strategic businesses and categories. The company reported second quarter net income of $4.5 million, or $0.08 per diluted share, compared to a net loss of $(9.8) million, or $(0.18) per diluted share in the prior-year quarter. The current-quarter results include restructuring and non-recurring after-tax costs totaling $7.2 million ($11.1 million pre-tax), or $0.13 per diluted share compared with $13.1 million ($17.8 million pre-tax), or $0.24 per diluted share, in the prior year quarter. Excluding these charges, adjusted net income was

$11.7 million, or $0.21 per diluted share, and $3.3 million or $0.06 per share in the prior-year quarter.
Results of Business Segments
Effective January 1, 2007, the company realigned and reclassified certain business segments. All prior-year business segment information presented in this news release has been restated to reflect the new segment structure. (Refer to the company’s report on Form 8-K furnished to the Securities and Exchange Commission on March 28, 2007 for additional information and restated 2006 and 2005 quarterly segment results under the new segment structure.)
Office Products Group
Office Products reported net sales decreased 2% to $228.3 million, from $231.9 million. Adjusting for the exit of non-strategic business and currency, Office Products sales increased 2%, driven by pricing as volumes declined 2%. The decline in volume was due to weakness in the U.S.
Office Products reported operating income was $12.6 million, compared to a reported operating loss of $6.4 million in the prior year. Adjusted operating income was $18.9 million, compared to $6.7 million, and adjusted operating income margin increased to 8.3% from 2.9%. An increase in product outsourcing to lower-cost locations, price increases, and a favorable product mix from the exit of low-margin products drove the margin improvement. Favorable results were partly offset by continuing infrastructure investments in marketing, product development, and distribution realignment.
Document Finishing Group
Document Finishing net sales increased 3% to $139.0 million, compared to $135.6 million in the prior-year quarter. Adjusting for currency as well as the exit of non-strategic business, net sales were flat. Volumes declined 1.5%, as lower sales through the indirect channel offset strong sales in the direct channel.
Document Finishing reported operating income increased to $5.5 million, compared to $4.4 million in the prior-year quarter. Adjusted operating income was $8.5 million, compared to $6.5 million, and adjusted operating income margin increased to 6.1% from 4.8%. The operating income improvement resulted from lower product costs due to outsourcing, as well as price increases.
Computer Products Group
Computer Products reported net sales increased 4% to $53.3 million, compared to $51.2 million in the prior-year quarter. Adjusting for currency and the exit of non-strategic business, Computer Products sales increased 3%. Sales growth was driven by new product placement and channel expansion in international markets, partially offset by sales declines in the U.S.
Computer Products reported operating income was $9.9 million, compared to $6.5 million in the prior-year quarter. Adjusted operating income was $11.1 million, compared to $7.8 million, and adjusted operating income margin increased to 20.8% from 15.2%. Improvement was across all geographies due to favorable product mix, volume leverage, and expense management.

Commercial Laminating Solutions Group
Commercial Laminating Solutions net sales increased to $44.3 million, compared to $43.9 million in the prior-year quarter. On a constant currency basis, sales decreased 2%.
Commercial Laminating Solutions reported break-even operating results and adjusted operating income was $0.3 million, compared to $4.0 million in the prior-year quarter. A significant increase in lower-cost import competition continued to impact both pricing and selling volumes, which negatively impacted operating income, along with higher raw material costs.
Six Months Results
For the year-to-date period, reported and adjusted net sales declined 2%, with business exits accounting for 4%. Favorable currency translation and price increases offset volume declines. Gross margin and operating income margin both showed strong improvement, driven by synergies, price increases and the exit of low-margin products. Reported net income increased 147%, to $4.7 million, or $0.09 per share, and adjusted net income increased 92% to $18.2 million, or $0.33 per diluted share.
Business Outlook
Despite a challenging environment, ACCO Brands remains optimistic about the balance of 2007. Sales growth for 2007 will be impacted by the approximately $75 million planned exit from non-strategic businesses. However, due to price increases, as well as progress thus far in executing integration plans and the resulting significant merger synergies that will be achieved in 2007, the company remains confident that its plans for 2007 are on track. Importantly, the current outlook could be adversely impacted by increased volatility in customer ordering patterns in the second half of the year, but the company presently believes it is well-positioned to achieve its original targets.
As a result, the company is reaffirming its expectation for adjusted supplemental annual EBITDA in the range of $230 million to $240 million.
With respect to the mid- to long-term, ACCO Brands believes it remains well-positioned to meet its stated goal for a run-rate adjusted operating income margin of approximately 11% by the end of 2008. Further, the company continues to believe the current business and economic environment, cost savings from business integration, and ongoing de-leveraging should enable the company to achieve long-term revenue growth in the low- to mid-single digits, operating income growth in the mid- to high-single-digits, and diluted earnings per-share growth in the low-double-digits.
Webcast
At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s second quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures
“Adjusted” results exclude all restructuring and restructuring-related items, as well as unusual tax items. Adjusted results for 2007 also exclude the impact of a one-time adjustment to net sales related to a correction in accounting for certain prior-period customer program costs. Adjusted supplemental EBITDA excludes restructuring and restructuring-related items, one-time sales adjustment and other non-operating items, including minority interest expense, other income and stock-based compensation expense. Adjusted results and supplemental EBITDA are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.
About ACCO Brands Corporation
ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, NOBO® and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.
Forward-Looking Statements
This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.
For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation
Consolidated Statements of Operations and
Reconciliation of Adjusted Results
(Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended June 30,
	2007			2006
		Excluded			Excluded		% Change	% Change
	Reported	Charges (A)	Adjusted	Reported	Charges (A)	Adjusted	Reported	Adjusted
Net sales	$464.9	$—	$464.9	$462.6	$—	$462.6	1%	1%
Cost of products sold	326.2	(4.1)	322.1	336.6	(2.0)	334.6	(3)%	(4)%
Advertising, selling, general and administrative expenses	113.2	(4.6)	108.6	109.6	(2.8)	106.8	3%	2%
Amortization of intangibles	2.7	—	2.7	3.5	—	3.5	(23)%	(23)%
Restructuring and asset impairment charges	2.4	(2.4)	—	13.0	(13.0)	—	(82)%	NM

Operating income	20.4	11.1	31.5	(0.1)	17.8	17.7	NM	78%
Interest expense	16.0	—	16.0	15.3	—	15.3	5%	5%
Other income, net	(1.6)	—	(1.6)	(0.2)	—	(0.2)	NM	NM

Income (loss) before income taxes and minority interest	6.0	11.1	17.1	(15.2)	17.8	2.6	139%	NM
Income taxes	1.3	3.9	5.2	(5.4)	4.7	(0.7)	NM	NM
Minority interest, net of tax	0.2	—	0.2	—	—	—	NM	NM

Net income (loss)	$4.5	$7.2	$11.7	$(9.8)	$13.1	$3.3	NM	255%

Basic earnings per common share	$0.08		$0.22	$(0.18)		$0.06	NM	267%
Diluted earnings per common share:	$0.08		$0.21	$(0.18)		$0.06	NM	250%

Weighted average number of shares outstanding:
Basic	54.0		54.0	53.4		53.4
Diluted	55.1		55.1	53.4		54.1

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended June 30,
	2007		2006
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.8%	30.7%	27.2%	27.7%
Advertising, selling, general and administrative	24.3%	23.4%	23.7%	23.1%
Operating income	4.4%	6.8%	—%	3.8%
Income before income taxes and minority interest	1.3%	3.7%	(3.3)%	0.6%
Net income	1.0%	2.5%	(2.1)%	0.7%
Income tax rate	21.7%	30.4%	35.5%	(26.9)%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.
Reconciliation of Adjusted Supplemental EBITDA to Net Income
(Unaudited)
(In millions of dollars)

	Three Months Ended
	June 30,
	2007	2006	% Change
Net income (loss)	$4.5	$(9.8)	(146)%
Restructuring and asset impairment charges	2.4	13.0	(82)%
Restructuring-related charges included in Cost of products sold	4.1	2.0	105%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	4.6	2.8	64%
Income taxes impact of adjustments	(3.9)	(4.7)	(17)%

Adjusted net income	11.7	3.3	255%
Interest expense, net	16.0	15.3	5%
Adjusted income tax expense	5.2	(0.7)	843%
Depreciation (B)	8.0	9.5	(16)%
Amortization of intangibles	2.7	3.5	(23)%
Minority interest expense, net of taxes	0.2	—	NM
Other expense (income), net	(1.6)	(0.2)	700%
Stock-based compensation expense	4.1	5.1	(20)%

Adjusted supplemental EBITDA	$46.3	$35.8	29%

Adjusted supplemental EBITDA as a % of Net Sales	10.0%	7.7%

(B)	Represents total depreciation less depreciation of $0.2 million and $0.6 million for the three months ended June 30, 2007 and 2006, respectively, included in restructuring-related costs, which are excluded from adjusted net income.

ACCO Brands Corporation
Consolidated Statements of Operations and
Reconciliation of Adjusted Results
(Unaudited)
(In millions of dollars, except per share data)

	Six Months Ended June 30,
	2007			2006
		Excluded			Excluded		% Change	% Change
	Reported	Charges (A)	Adjusted	Reported	Charges (A)	Adjusted	Reported	Adjusted
Net sales	$910.8	$1.7	$912.5	$931.2	$—	$931.2	(2)%	(2)%
Cost of products sold	642.9	(7.1)	635.8	674.7	(2.4)	672.3	(5)%	(5)%
Advertising, selling, general and administrative expenses	226.1	(8.4)	217.7	217.1	(5.2)	211.9	4%	3%
Amortization of intangibles	5.3	—	5.3	6.0	—	6.0	(12)%	(12)%
Restructuring and asset impairment charges	3.1	(3.1)	—	19.8	(19.8)	—	(84)%	NM

Operating income	33.4	20.3	53.7	13.6	27.4	41.0	146%	31%
Interest expense	30.9	—	30.9	30.7	—	30.7	1%	1%
Other income, net	(2.5)	—	(2.5)	(1.7)	—	(1.7)	47%	47%

Income (loss) before income taxes and minority interest	5.0	20.3	25.3	(15.4)	27.4	12.0	132%	111%
Income taxes	—	6.8	6.8	(5.6)	8.0	2.4	NM	183%
Minority interest, net of tax	0.3	—	0.3	0.1	—	0.1	NM	NM

Net income (loss)	$4.7	$13.5	$18.2	$(9.9)	$19.4	$9.5	147%	92%

Basic earnings per common share	$0.09		$0.34	$(0.18)		$0.18	150%	89%
Diluted earnings per common share:	$0.09		$0.33	$(0.18)		$0.18	150%	83%

Weighted average number of shares outstanding:
Basic	53.9		53.9	53.2		53.2
Diluted	55.0		55.0	53.2		54.1

Statistics (as a % of Net sales, except Income tax rate)

	Six Months Ended June 30,
	2007		2006
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.4%	30.3%	27.5%	27.8%
Advertising, selling, general and administrative	24.8%	23.9%	23.3%	22.8%
Operating income	3.7%	5.9%	1.5%	4.4%
Income before income taxes and minority interest	0.5%	2.8%	(1.7)%	1.3%
Net income	0.5%	2.0%	(1.1)%	1.0%
Income tax rate	—%	26.9%	36.4%	20.0%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring and asset impairment charges, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate and a one-time adjustment to sales for certain prior-period customer program costs.
Reconciliation of Adjusted Supplemental EBITDA to Net Income
(Unaudited)
(In millions of dollars)

	Six Months Ended
	June 30,
	2007	2006	% Change
Net income (loss)	$4.7	$(9.9)	(147)%
One-time sales adjustment	1.7	—	NM
Restructuring and asset impairment charges	3.1	19.8	(84)%
Restructuring-related charges included in Cost of products sold	7.1	2.4	196%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	8.4	5.2	62%
Income taxes impact of adjustments	(6.8)	(8.0)	(15)%

Adjusted net income	18.2	9.5	92%
Interest expense, net	30.9	30.7	1%
Adjusted income tax expense	6.8	2.4	183%
Depreciation (B)	16.0	18.9	(15)%
Amortization of intangibles	5.3	6.0	(12)%
Minority interest expense, net of taxes	0.3	0.1	200%
Other expense (income), net	(2.5)	(1.7)	47%
Stock-based compensation expense	7.8	9.6	(19)%

Adjusted supplemental EBITDA	$82.8	$75.5	10%

Adjusted supplemental EBITDA as a % of Net Sales	9.1%	8.1%

(B)	Represents total depreciation less depreciation of $0.4 million and $0.6 million for the six months ended June 30, 2007 and 2006, respectively, included in restructuring-related costs, which are excluded from adjusted net income.

ACCO Brands Corporation
Supplemental Business Segment Information
(Unaudited)
(In millions of dollars)

	2007					2006					Changes
	Adjusted	Reported	Excluded	Adjusted	Adjusted		Reported	Excluded	Adjusted	Adjusted	Sales	Sales	Adjusted	Adjusted	Margin
	Net Sales (A)	OI	Charges	OI	OI Margin	Net Sales	OI	Charges	OI	OI Margin	$	%	OI $	OI %	Points
Q1:
Office Products	$218.8	$11.4	$5.9	$17.3	7.9%	$230.5	$5.8	$6.8	$12.6	5.5%	$(11.7)	(5)%	$4.7	37%	240
Document Finishing	137.7	3.7	2.1	5.8	4.2%	141.6	5.9	1.5	7.4	5.2%	(3.9)	(3)%	(1.6)	(22)%	(100)
Computer Products	49.6	5.6	1.0	6.6	13.3%	51.9	8.3	—	8.3	16.0%	(2.3)	(4)%	(1.7)	(20)%	(270)
Commercial Laminating Solutions	41.5	0.6	0.2	0.8	1.9%	44.6	3.2	—	3.2	7.2%	(3.1)	(7)%	(2.4)	(75)%	(530)
Corporate	—	(8.3)	—	(8.3)		—	(9.5)	1.3	(8.2)		—		(0.1)

Total	$447.6	$13.0	$9.2	$22.2	5.0%	$468.6	$13.7	$9.6	$23.3	5.0%	$(21.0)	(4)%	$(1.1)	(5)%	—

Q2:
Office Products	$228.3	$12.6	$6.3	$18.9	8.3%	$231.9	$(6.4)	$13.1	$6.7	2.9%	$(3.6)	(2)%	$12.2	182%	540
Document Finishing	139.0	5.5	3.0	8.5	6.1%	135.6	4.4	2.1	6.5	4.8%	3.4	3%	2.0	31%	130
Computer Products	53.3	9.9	1.2	11.1	20.8%	51.2	6.5	1.3	7.8	15.2%	2.1	4%	3.3	42%	560
Commercial Laminating Solutions	44.3	—	0.3	0.3	0.7%	43.9	4.0	—	4.0	9.1%	0.4	1%	(3.7)	(93)%	(840)
Corporate	—	(7.6)	0.3	(7.3)		—	(8.6)	1.3	(7.3)		—		—

Total	$464.9	$20.4	$11.1	$31.5	6.8%	$462.6	$(0.1)	$17.8	$17.7	3.8%	$2.3	1%	$13.8	78%	300

YTD
Office Products	$447.1	$24.0	$12.2	$36.2	8.1%	$462.4	$(0.6)	$19.9	$19.3	4.2%	$(15.3)	(3)%	$16.9	88%	390
Document Finishing	276.7	9.2	5.1	14.3	5.2%	277.2	10.3	3.6	13.9	5.0%	(0.5)	—%	0.4	3%	20
Computer Products	102.9	15.5	2.2	17.7	17.2%	103.1	14.8	1.3	16.1	15.6%	(0.2)	—%	1.6	10%	160
Commercial Laminating Solutions	85.8	0.6	0.5	1.1	1.3%	88.5	7.2	—	7.2	8.1%	(2.7)	(3)%	(6.1)	(85)%	(680)
Corporate	—	(15.9)	0.3	(15.6)		—	(18.1)	2.6	(15.5)		—		(0.1)

Total	$912.5	$33.4	$20.3	53.7	5.9%	$931.2	$13.6	$27.4	$41.0	4.4%	$(18.7)	(2)%	$12.7	31%	150

(A)	Q1 2007 and YTD net sales are presented on an adjusted basis to exclude the impact of the one-time adjustment related to certain prior-period customer program costs. The reconciliations by segment for each of these periods is as follows:

	Q1 2007 Sales			YTD Sales
		One-time			One-time
	Reported	Charge	Adjusted	Reported	Charge	Adjusted
Office Products	$217.3	$1.5	$218.8	$445.6	$1.5	$447.1
Document Finishing	137.7	—	137.7	276.7	—	276.7
Computer Products	49.4	0.2	49.6	102.7	0.2	102.9
Commercial Laminating Solutions	41.5	—	41.5	85.8	—	85.8

Total	$445.9	$1.7	$447.6	$910.8	$1.7	$912.5

ACCO Brands Corporation
Supplemental 2007 Net Sales Growth Analysis
(Unaudited)

	Percent Change — Sales
	Adjusted Net
	Sales	Currency	Exited/Divested
	Growth	Translation	Businesses	Price	Volume
Q1 2007:
Office Products	(5.1)%	2.9%	(6.6)%	2.4%	(3.8)%
Document Finishing	(2.8)%	2.8%	(1.6)%	1.9%	(5.9)%
Computer Products	(4.4)%	3.1%	(3.1)%	(0.6)%	(3.8)%
Commercial Laminating Solutions	(7.0)%	2.5%	—%	(1.8)%	(7.7)%

Total	(4.5)%	2.9%	(4.1)%	1.5%	(4.8)%

Q2 2007:
Office Products	(1.6)%	2.8%	(6.6)%	4.2%	(2.0)%
Document Finishing	2.5%	3.2%	(0.7)%	1.5%	(1.5)%
Computer Products	4.1%	3.1%	(1.8)%	1.8%	1.0%
Commercial Laminating Solutions	0.9%	2.5%	—%	(1.8)%	0.2%

Total	0.5%	2.9%	(3.7)%	2.6%	(1.3)%

2007 YTD
Office Products	(3.3)%	2.9%	(6.6)%	3.3%	(2.9)%
Document Finishing	(0.2)%	3.0%	(1.2)%	1.7%	(3.7)%
Computer Products	(0.2)%	3.1%	(2.4)%	0.6%	(1.5)%
Commercial Laminating Solutions	(3.1)%	2.5%	—%	(1.8)%	(3.8)%

Total	(2.0)%	2.9%	(3.9)%	2.0%	(3.0)%

9

ACCO Brands Corporation
Key Stats and Ratios
(Unaudited)
(In millions of dollars)

Net Debt Calculation	June 30, 2007

Current debt obligations, including current portion of long-term debt	$32.0
Long-term debt obligations	793.8

Total outstanding debt	$825.8
Less: cash and cash equivalents	35.9

Net debt	$789.9

	Three Months Ended	Six Months Ended
Rollforward of Outstanding Debt	June 30, 2007	June 30, 2007

Balance, beginning of period	$812.6	$805.1
Incremental borrowing	11.3	18.0
Impact of change in FX rates	1.9	2.7

Balance, end of period	$825.8	$825.8

Twelve Months Ended
Leverage Ratio (Debt to EBITDA)	June 30, 2007

Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$204.7
Net debt (see above)	$789.9

Leverage (net debt divided by TTM adjusted supplemental EBITDA)	3.9

Twelve Months Ended
Interest Coverage Ratio (EBITDA to Interest)	June 30, 2007

Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$204.7
Trailing twelve months interest expense, net of interest income (A)	$61.3

Interest coverage (TTM adjusted supplemental EBITDA divided by TTM interest expense)	3.3

Twelve Months Ended
Working Capital per Dollar Sales Ratio (Working Capital to Sales)	June 30, 2007

Current assets, excluding cash and cash equivalents (B)	$782.4
Current liabilities, excluding current debt obligations (C)	454.3

Net working capital	$328.1

Trailing twelve months (TTM) adjusted net sales (A)	$1,932.3

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	17.0%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies. See page 12 for a reconciliation of trailing twelve months supplemental EBITDA to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.

(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.

(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

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ACCO Brands Corporation
Selected Financial Information
(Unaudited)
(In millions of dollars)

	Three Months Ended June 30,
	2007	2006
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$8.2	$10.1
Intangible amortization expense	$2.7	$3.5
Stock-based compensation expense	$4.1	$4.6

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$12.9	$7.2
Restructuring and integration activities	$12.9	$8.7

	Six Months Ended June 30,
	2007	2006
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$16.4	$19.5
Intangible amortization expense	$5.3	$6.0
Stock-based compensation expense	$7.8	$9.1

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$21.9	$12.1
Restructuring and integration activities	$25.7	$13.4

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ACCO Brands Corporation
Reconciliation of Trailing Twelve Months Adjusted Supplemental EBITDA to Net Income
(Unaudited)
(In millions of dollars)

	Three Months Ended
					Trailing
					Twelve Months
	September 30, 2006	December 31, 2006	March 31, 2007	June 30, 2007	Metrics

Adjusted net sales	$499.2	$520.6	$447.6	$464.9	$1,932.3

Net (loss) income	$18.1	$(1.0)	$0.2	$4.5	$21.8
One-time sales adjustment	—	—	1.7	—	1.7
Restructuring and asset impairment charges	5.8	18.5	0.7	2.4	27.4
Restructuring-related charges included in COS	5.3	3.1	3.0	4.1	15.5
Restructuring-related charges included in SG&A	2.5	3.1	3.8	4.6	14.0
Income taxes adjustments	(13.5)	3.6	(2.9)	(3.9)	(16.7)

Adjusted net income	$18.2	$27.3	$6.5	$11.7	$63.7

Interest expense, net	16.5	13.9	14.9	16.0	61.3
Adjusted income taxes	6.6	9.1	1.6	5.2	22.5
Depreciation expense (A)	9.1	9.1	8.0	8.0	34.2
Amortization of intangibles	2.5	2.6	2.6	2.7	10.4
Minority interest, net of tax	0.2	(0.1)	0.1	0.2	0.4
Other (income) expense, net	(2.4)	0.3	(0.9)	(1.6)	(4.6)
Stock-based compensation expense	4.7	4.3	3.7	4.1	16.8

Adjusted supplemental EBITDA	$55.4	$66.5	$36.5	$46.3	$204.7

(A)	Represents total depreciation less depreciation of $0.9 million, $1.3 million, $0.2 million and $0.2 million for the three months ended September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007, respectively , included in restructuring-related costs, which are excluded from adjusted net income.

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